                                                                       EXHIBIT 5

                        [WHITE & CASE LLP LETTERHEAD]


July 15, 1998


Newmont Gold Company
1700 Lincoln Street
Denver, Colorado 80203


Dear Sirs:

                  We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Newmont Gold Company, a Delaware corporation ("Newmont"), with the Securities and Exchange Commission (the "Commission"), relating to up to $250,000,000 aggregate principal amount of Newmont's debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Securities") to be issued from time to time pursuant to the terms of an Indenture between Newmont and Citibank, N.A., as Trustee, filed as Exhibit 4 to the Registration Statement (the "Indenture"), and to be sold to or through underwriters, to other purchasers or through agents.

                  Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that, when (i) execution of the Indenture has been duly authorized by Newmont by appropriate corporate action, (ii) the issuance of the Securities and the approval of final terms thereof have been duly authorized by appropriate corporate action, (iii) the Indenture has been duly executed and delivered by Newmont, (iv) the Securities have been duly executed and authenticated, and (v) the Securities have been delivered against payment therefor, the Securities will be valid and legally binding obligations of Newmont enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Newmont Gold Company
Page 2


                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of Debt Securities" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,



                                   /s/ White & Case LLP
MSB:JMC